Exhibit 4.2

EXECUTION VERSION

THE RYLAND GROUP, INC.,

as Issuer,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to JPMorgan Chase Bank, N.A. f/k/a Chemical Bank),

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

DATED AS OF MAY 16, 2012

TO INDENTURE

DATED AS OF JUNE 28, 1996

Relating To

1.625% Convertible Senior Notes Due 2018

i

ii

iii

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, dated as of May 16, 2012 (the “Supplemental Indenture”), to the Indenture (defined below) among The Ryland Group, Inc. (the “Company”), a Maryland corporation, each of the Subsidiary Guarantors named herein (the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. f/k/a Chemical Bank), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 28, 1996 (the “Base Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided (“Securities”);

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 1.625% Convertible Senior Notes due 2018 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);

WHEREAS, pursuant to the terms of the Notes, the Subsidiary Guarantors will fully and unconditionally guarantee the obligations of the Company under the Notes and the Indenture, on a senior and unsubordinated basis (the “Subsidiary Guarantees”); and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, and to make the Subsidiary Guarantees, when executed by the Subsidiary Guarantors and authenticated and delivered by the Trustee, the valid obligations of the Subsidiary Guarantors, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01                                Capitalized Terms.  Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02                                References.  References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03                                Definitions.  For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Acquiring Person” shall have the meaning provided in the Rights Agreement.

“Additional Interest” shall have the meaning provided in Section 7.03.

“Additional Shares” has the meaning provided in Section 5.07(a).

“Base Indenture” has the meaning provided in the recitals.

“Beneficial Owner” has the meaning provided in Section 2.03.

“Business Day” means any day other than (x) a Saturday, (y) Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of such obligations will be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

A “Change in Control” will be deemed to have occurred if any of the following occurs after the time the Notes are originally issued:

(1)                                  any “person” or “group” within the meaning of Section 13(d) under the Exchange Act is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(2)                                  the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any consolidation, merger, combination or binding share exchange of the Company pursuant to which the Common Stock will be converted into, or exchanged for, cash, stock, other securities, or other property or assets; or (C) any sale, assignment, conveyance, transfer, lease or other disposition, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of its subsidiaries; provided that a transaction described in clause (B) above pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,”

directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change in Control”;

(3)                                  the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(4)                                  the holders of the Company’s capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the Indenture).

However, notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (2) of the definition of Change in Control above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the Reference Property for the Notes.

“Clause A Distribution” has the meaning provided in 5.05(c)(A).

“Clause B Distribution” has the meaning provided in 5.05(c)(A).

“Clause C Distribution” has the meaning provided in 5.05(c)(A).

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m., New York City time, on such date as reported in composite transactions for The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m., New York City time, on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Common Stock” means the Company’s common stock, $1.00 par value per share.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the Issue Date, or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Conversion Agent” has the meaning provided in Section 2.05.

“Conversion Date” means the date a Holder complies with the relevant procedures for conversion.

“Conversion Notice” means a “Conversion Notice” in the form attached to Exhibit B attached hereto.

“Conversion Price” of a Note at any time is equal to $1,000 divided by the Conversion Rate in effect at such time.

“Conversion Rate” shall initially be 31.2168 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article Five.

“Depositary” has the meaning provided in Section 2.03.

“Dividend Threshold Amount” has the meaning provided in Section 5.05(d).

“Effective Date” has the meaning provided in Section 5.07(b).

“Event of Default” has the meaning provided in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” has the meaning provided in Section 5.05(e).

“Expiration Time” has the meaning provided in Section 5.05(e).

“Financial Services Segment” means the business segment of the Company and its Subsidiaries engaged in mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities, which segment currently consists principally of the activities of Ryland Mortgage Company and its Subsidiaries but excludes the Limited Purpose Subsidiaries.

“Financial Services Subsidiary” means a Subsidiary engaged in mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Notice” has the meaning provided in Section 3.02(c).

“Fundamental Change Purchase Date” has the meaning provided in Section 3.02(a).

“Fundamental Change Purchase Notice” has the meaning provided in Section 3.02(b).

“Fundamental Change Purchase Price” has the meaning provided in Section 3.02(a).

“Fundamental Change Purchase Right” has the meaning provided in Section 3.02(a).

“Guaranteed Obligations” has the meaning provided in Section 6.01.

“Holder” means a Person in whose name a Note is registered on the Security Registrar’s books.

“Homebuilding Segment” means the business segment of the Company and its Subsidiaries engaged in the construction and sale of single-family attached and unattached dwellings and related activities, including all activities of the Company outside the Financial Services Segment but excluding the Limited-Purpose Subsidiaries.

“Homebuilding Subsidiaries” means Subsidiaries of the Company included within the Homebuilding Segment.

“Indebtedness” means:

(1)                                  any liability of any person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(2)                                  any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability;

(3)                                  all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and

(4)                                  any amendment, supplement, modification, deferral, renewal, extension or refunding or any liability of the types referred to in clauses (1), (2) and (3) above.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Issue Date” means May 16, 2012.

“Limited-Purpose Subsidiaries” means subsidiaries of the Company included within the Limited-Purpose Subsidiaries Segment.

“Limited-Purpose Subsidiaries Segment” means the business segment of the Company and its Subsidiaries which facilitates, through special-purpose entities created or existing solely for such purpose, the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage loans and other related activities.

“Make-Whole Adjustment Event” means (i) any Change in Control (determined after giving effect to any exceptions or exclusions from such definition but without giving effect to the proviso in clause (2) of the definition thereof) and (ii) any Termination of Trading.

“Make-Whole Conversion Period” has the meaning provided in Section 5.07(a).

“Maturity Date” means May 15, 2018.

“Maximum Liability” has the meaning provided in Section 6.08.

“Non-Paying Guarantor” has the meaning provided in Section 6.08.

“Non-Recourse Indebtedness” means the Company’s or any of the Company’s Subsidiaries’ Indebtedness or other obligations secured by a lien on property to the extent that the liability for the Indebtedness or other obligations is limited to the security of the property without liability for any deficiency, including liability by reason of any agreement between the Company or any Subsidiary to provide additional capital or maintain the financial condition of or otherwise support the credit of the Subsidiary incurring the Indebtedness.

“Notes” has the meaning provided in the recitals.

“Open of Business” means 9:00 a.m., New York City time.

“Paying Guarantor” has the meaning provided in Section 6.08.

“Permitted Exchange” has the meaning provided in the definition of Termination of Trading.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Pro Rata Share” has the meaning provided in Section 6.08.

“Publicly Traded Debt Securities” means any issue of debt securities of the Company or any of its Homebuilding Subsidiaries originally issued in a public offering registered with the Commission or in an offering pursuant to Rule 144A under the Securities Act and of which issue at least $20.0 million aggregate principal amount is outstanding.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redeemable Capital Stock” means any capital stock of the Company or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the securities or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Reference Property” has the meaning provided in Section 5.06.

“Regular Record Date” has the meaning provided in Section 2.04.

“Relevant Distribution” has the meaning provided in Section 5.05(c).

“Rights Agreement” means the Company’s stockholders rights agreement, dated December 17, 2008, as amended.

“Section 382 Limitation” has the meaning provided in Section 5.02.

“Securities” has the meaning provided in the recitals.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.

“Settlement Amount” means the shares of Common Stock (along with the cash payment in lieu of any fractional share) the Company is required to deliver upon conversion of the Notes.

“Spin-Off” has the meaning provided in Section 5.05(c)(B).

“Stock Price” has the meaning provided in Section 5.07(b).

“Subsidiary” means any corporation of which at the time of determination by the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

“Subsidiary Guarantees” has the meaning provided in the recitals.

“Subsidiary Guarantor” means each direct and indirect Wholly-Owned Subsidiary of the Company that is a Homebuilding Subsidiary on the Issue Date that guarantees any Publicly Traded Debt Securities and any direct or indirect Wholly-Owned Subsidiary of the Company that is a Homebuilding Subsidiary created or acquired by the Company after the Issue Date that becomes a guarantor of any Publicly Traded Debt Securities.

“Supplemental Indenture” has the meaning provided in the preamble.

“Termination of Trading” means the Common Stock (or Reference Property into which the Notes are convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors, a “Permitted Exchange”), or the announcement by any such exchange on which the Common Stock (or such Reference Property) is trading that the Common Stock (or such Reference Property) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any Permitted Exchange.

“Trading Day” means a day on which (i) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m., New York City time, or the then-standard closing time for regular trading on the relevant exchange or market and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock is not so listed, any Business Day.

“Trigger Event” has the meaning provided in Section 5.05(c)(A).

“Valuation Period” has the meaning provided in Section 5.05(c).

“Voting Stock” means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by any such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization all of the ownership interests (having ordinary voting power) of which shall at the time be owned or controlled, directly or indirectly, by any such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.04                                References to Interest.  Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 7.03. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01                                Designation and Principal Amount.

The Notes are hereby authorized and are designated the “1.625% Convertible Senior Notes due 2018.”  The Notes issued on the Issue Date pursuant to the terms of this Indenture will be in an aggregate principal amount of $225,000,000, which amount shall be set forth in a written order of the Company for the authentication and delivery of the Notes pursuant to Section 303 of the Base Indenture.  In addition, the Company may from time to time, without the consent of the Holders, reopen the Indenture and issue additional Notes under the Indenture with the same terms (other than the date of issuance and, in some cases, the date from which interest will initially accrue) as the Notes issued on the Issue Date in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number. The Notes issued on the Issue Date and any such additional Notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the Notes.

Section 2.02                                Maturity.

The principal amount of the Notes will be payable on the Maturity Date.

Section 2.03                                Form and Payment.

The Notes will be issued as global notes, in fully registered book-entry form without coupons in denominations of $1,000 and integral multiples of $1,000.

Principal and/or interest, if any, on the global notes representing the Notes will be made to The Depository Trust Company (the “Depositary”).

The global notes representing the Notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary.  No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

So long as the Depositary or its nominee is the registered owner of a global note, the Depositary or its nominee, as the case may be, will be the sole Holder of the Notes represented thereby for all purposes under the Indenture.  Except as otherwise provided herein, each actual purchaser of each Note represented by a global note (“Beneficial Owner”) will not be entitled to receive physical delivery of certificated Notes and will not be considered the Holders thereof for any purpose under the Indenture, and no global note representing the Notes shall be exchangeable or transferable.  Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a participant, on the procedures of the participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such global note or the Indenture.

The global notes representing the Notes will be exchangeable for certificated Notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the global debt securities and a successor to the Depositary is not appointed within 90 days, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor to the Depository is not appointed by the Company within 90 days, (iii) the Company in its sole discretion determines that the global notes shall be exchangeable for certificated Notes and notifies the Trustee in writing of such determination or (iv) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes and any Beneficial Owner requests that its Notes be issued in physical, certificated form.  Upon any such exchange, the certificated Notes shall be registered in the names of the Beneficial Owners of the global notes representing the Notes, which names shall be provided by the Depositary’s relevant participants (as identified by the Depositary) to the Trustee.  In such event the Company will execute, and subject to Section 303 of the Base Indenture, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global notes in exchange for such global notes.  Upon the exchange of the global notes for such Notes in definitive registered form without coupons, in authorized denominations, the global notes shall be cancelled by the Trustee.  Such Notes in definitive registered form issued in exchange for the global notes shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.  The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

Section 2.04                                Interest.

The Notes shall bear interest at a rate equal to 1.625% per year.  Interest on the Notes shall accrue from May 16, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided upon for the Notes, as the case may be.  Interest on the Notes shall be payable semi-annually in arrears on May 15 and November 15, commencing November 15, 2012 (each an “Interest Payment Date”), to the persons in whose names the Notes are registered at the Close of Business on May 1 and November 1 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date (a “Regular Record Date”).

Section 2.05                                Transfer, Exchange and Conversion.

In addition to its obligations under Section 305 of the Base Indenture, the Company shall also cause to be kept at one of the offices or agencies maintained pursuant to Section 1002 of the

Base Indenture an office where Notes may be presented for conversion (the “Conversion Agent”).

The Company initially appoints the Trustee as Paying Agent, Security Registrar and Conversion Agent for the Notes.

The Company reserves the right to:

(i)                                     vary or terminate the appointment of the Security Registrar, Paying Agent or Conversion Agent;

(ii)                                  appoint additional Paying Agents or Conversion Agents; or

(iii)                               approve any change in the office through which any Security Registrar or any Paying Agent or Conversion Agent acts.

The Company shall not be required to transfer or exchange any Note surrendered for purchase or conversion except for any portion of that Note not being purchased or converted, as the case may be.

Section 2.06                                Purchase and Cancellation.

Each of the Security Registrar, Paying Agent and Conversion Agent (if other than the Trustee) will forward to the Trustee any Notes surrendered to it by Holders for transfer, exchange, payment or conversion. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee in the manner provided in the Base Indenture and may not be reissued or resold. No Notes shall be authenticated in exchange for any Notes cancelled, except as provided in the Base Indenture.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and such Notes will no longer be considered “Outstanding” under the Indenture upon their repurchase.

ARTICLE THREE

REDEMPTION AND REPURCHASE

Section 3.01                                No Redemption. Article Eleven of the Base Indenture shall not apply to the Notes. The Company may not redeem the Notes prior to maturity. In addition, no sinking fund is provided for the Notes.

Section 3.02                                Purchase at Option of Holders Upon a Fundamental Change.

(a)                                  If a Fundamental Change occurs, each Holder will have the option to require the Company to purchase for cash (a “Fundamental Change Purchase Right”) all or any portion of such Holder’s Notes that is equal to $1,000, or an integral multiple of $1,000, on the day of the Company’s choosing that is not less than 20 or more than 35 Business Days after the occurrence of such Fundamental Change (such day, the “Fundamental Change Purchase Date”) at a purchase price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (unless the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to the Interest Payment Date will be paid to Holders as of the preceding Regular Record Date, and the price the Company is required to pay to the Holder surrendering the Note for purchase will be equal to 100% of the principal amount of Notes subject to purchase and will not include any accrued and unpaid interest).

(b)                                 A Holder must deliver written notice (a “Fundamental Change Purchase Notice”) of its exercise of this Fundamental Change Purchase Right to the Paying Agent during the period between the delivery of the Fundamental Change Notice and the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date in the form set forth in the global note attached as Exhibit B to this Indenture, in each case duly completed and signed, with appropriate signature guarantee, specifying the Notes for which the Fundamental Change Purchase Right is being exercised. If a Holder wishes to withdraw this election, it must provide a written notice of withdrawal to the Paying Agent at any time until the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date. If the Notes are not in certificated form, the notice given by each Holder (and any withdrawal notice) must comply with applicable DTC procedures.

(c)                                  The Company shall mail to the Trustee and to each Holder a written notice of a Fundamental Change (the “Fundamental Change Notice”) within five Business Days after the occurrence of such Fundamental Change and issue a press release announcing the occurrence of such Fundamental Change (and make a press release available on its website). This Fundamental Change Notice shall state certain specified information, including:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event;

(iii)                               the last date on which a Holder may exercise the Fundamental Change Purchase Right;

(iv)                              the Fundamental Change Purchase Price;

(v)                                 the Fundamental Change Purchase Date;

(vi)                              the Conversion Rate and any adjustments to the Conversion Rate, and the procedures required for exercise of a Holder’s right to convert its Notes;

(vii)                           the procedures required for exercise of the Fundamental Change Purchase Right, and the procedures required for withdrawal of any such exercise; and

(viii)                        the name and address of the Paying Agent and Conversion Agent.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise their Fundamental Change Purchase Right.

(d)                                 The Company shall be required to purchase Notes that have been validly surrendered for purchase and not withdrawn on the Fundamental Change Purchase Date. The Holder will receive payment of the Fundamental Change Purchase Price on the later of the Fundamental Change Purchase Date and the time of book-entry transfer or the delivery of such Holder’s Notes.  If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been submitted and not validly withdrawn, then:

(i)                                     such Notes shall cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent) and

(ii)                                  all other rights of the relevant Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Purchase Price and, if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the related interest payment).

(e)                                  No Notes may be purchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Notes held by it during the continuance of such an acceleration.

(f)                                    In connection with any Fundamental Change Purchase Right, the Company shall, to the extent applicable:

(i)                                     comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules as applicable;

(ii)                                  file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(iii)                               otherwise comply with all applicable federal and state securities laws.

ARTICLE FOUR

CONSOLIDATION, MERGER AND SALE OF ASSETS

Article Eight of the Base Indenture is hereby replaced by the following:

The Company shall not consolidate with, or merge with or into, enter into any combination or binding share exchange with, another Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any successor Person unless:

(i)                                   the successor Person, if any, is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and expressly assumes by supplemental indenture all the obligations of the Company under the Notes and the Indenture;

(ii)                                if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party (subject to the provisions set forth under Section 5.03), such third party fully and unconditionally guarantees all the obligations of the Company or such successor Person under the Notes and the Indenture;

(iii)                             immediately after giving effect to the transaction, no default or Event of Default with respect to the Notes shall have occurred and be continuing; and

(iv)                            the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

Upon any such consolidation, merger, combination, binding share exchange, or sale, assignment, conveyance, transfer, lease or other disposition, the resulting, surviving or transferee corporation (if not the Company) shall succeed to the Company, and may exercise every right and power of the Company, under this Indenture, and the Company shall be discharged from its obligations under the Notes and this Indenture except in the case of any such lease. For purposes of the foregoing, any sale, assignment, conveyance, transfer, lease or other disposition of the assets of one or more of the Company’s Subsidiaries that would, if the Company had held such assets directly, have constituted the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, will be treated as such under this Indenture.

ARTICLE FIVE

CONVERSION OF NOTES

Section 5.01                                Right to Convert.  (a)  At any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, a Holder may convert all or any portion of its Notes at the Conversion Rate in effect on the Conversion Date. A Holder may convert fewer than all of such Holder’s Notes so long as the Notes converted are in an integral multiple of $1,000 principal amount.

(b)                                 Upon conversion of a Note, a Holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such Holder is the Holder on a Regular Record Date and such conversion occurs between such Regular Record Date and the Interest Payment Date to which it relates as described in Section 5.01(c), and the Company will not adjust the Conversion Rate to account for accrued and unpaid interest. Except as described in Section 5.01(c), the Company’s settlement of conversions pursuant to Section 5.03 shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date.

(c)                                  Holders at the Close of Business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the Close of Business on the applicable Regular Record Date. Notes surrendered for conversion by a Holder after the Close of Business on any Regular Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Notes; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Purchase Date following a Fundamental Change that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Notes surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes.

(d)                                 The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of the shares of the Common Stock upon conversion of the Notes, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax.

Section 5.02                                Section 382 Limitation on Beneficial Ownership Upon Conversion. Notwithstanding Section 5.01, no Holder will be entitled to receive shares of Common Stock upon conversion, and any purported delivery of shares of Common Stock upon conversion of Notes shall be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause such converting Holder to become an Acquiring Person, unless such converting Holder has received prior approval of the Board of Directors (the “Section 382 Limitation”). If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the Section 382 Limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares of Common Stock as promptly as practicable after such delivery would not result in such converting Holder being an Acquiring Person and such converting Holder gives notice thereof to the Company.

Section 5.03                                Settlement upon Conversion.  (a)  Upon conversion, the Company shall deliver to Holders in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the relevant Conversion Date. No fractional shares will be issued upon conversion. Instead, the Company will pay cash in lieu of any fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date.

(b)                                 Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date, and with respect to the shares of Common Stock that are issuable upon such conversion, the Person in whose name the certificate or certificates for such shares will be registered shall be treated as the holder of record of such shares as of the Close of Business on the Conversion Date.

(c)                                  The Company shall deliver the consideration due in respect of any conversion on the third Business Day immediately following the relevant Conversion Date.

Section 5.04                                Conversion Procedures.

(a)                                  (1)                                  If a Note is represented by a certificated security, to exercise its right of conversion, a Holder must:

(i)                                     complete and manually sign the Conversion Notice, with the appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice (which shall be irrevocable) to the Conversion Agent;

(ii)                                  surrender the certificated Note to the Conversion Agent;

(iii)                               furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent;

(iv)                              pay all transfer or similar taxes if required pursuant to Section 5.01(d); and

(v)                                 pay funds equal to interest payable on the next Interest Payment Date required by Section 5.01(c), or

(2)                                  If a Note is represented by a global security, to exercise its right of conversion, a Holder must comply with Section 5.04(a)(1)(iv) and Section 5.04(a)(1)(v) above and the Depositary’s procedures for converting a beneficial interest in a global security.

(b)                                 If a Holder has submitted its Notes for purchase upon a Fundamental Change, such Holder may only convert its Notes if it withdraws its Fundamental Change Purchase Notice prior to the Fundamental Change Purchase Date, pursuant to Section 3.02(b). If such Holder’s Notes are submitted for purchase upon a Fundamental Change, such Holder’s right to withdraw its Fundamental Change Purchase Notice and convert its Notes that are subject to purchase will terminate at the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date.

Section 5.05                                Conversion Rate Adjustments.  The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a)                                  If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company subdivides or combines Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR = CR0 ×	OS
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0` = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS = the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.

Any adjustment made under this Section 5.05(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be.  If such dividend, distribution, subdivision or combination described in this Section 5.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b)                                 If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of Common Stock of any rights, options or warrants entitling such holders for a period of not more than 60 calendar days from the announcement date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this Section 5.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

For purposes of this Section 5.05(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock over the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by the Board of Directors.

(c)                                  (A)                              If an Ex-Dividend Date occurs for a distribution (a “Relevant Distribution”) of shares of the Company’s capital stock, evidences of the Company’s indebtedness or other assets or property of the Company or rights, options or warrants to acquire the Company’s capital stock or other securities, to all or substantially all holders of the Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under Section 5.05(a) or Section 5.05(b) above; (ii) dividends or distributions paid exclusively in cash covered under Section 5.05(d); and (iii) Spin-Offs), then the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 5.05(c) shall become effective immediately after the Close of Business on the Record Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for the distribution.

For purposes of this Section 5.05(c)(A) (and subject in all respects to Section 5.05(f)):

(1)                                  Rights, options or warrants distributed by the Company to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i)                                     are deemed to be transferred with such shares of the Common Stock;

(ii)                                  are not exercisable; and

(iii)                               are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.05(c) (and no adjustment to the Conversion Rate under this Section 5.05(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.05(c).

(2)                                  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(3)                                  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding clause (2) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.05(c) was made:

(i)                                     in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 5.05(d), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(ii)                                  in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(4)                                  For purposes of Section 5.05(a), Section 5.05(b) and this Section 5.05(c), if any dividend or distribution to which this Section 5.05(c) is applicable includes one or both of:

(i)                                     a dividend or distribution of shares of Common Stock to which Section 5.05(a) is applicable (the “Clause A Distribution”); or

(ii)                                  an issuance of rights, options or warrants to which Section 5.05(b) is applicable (the “Clause B Distribution”),

then:

(1)                                  such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 5.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 5.05(c) with respect to such Clause C Distribution shall then be made; and

(2)                                  the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 5.05(a) and Section 5.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on the Record Date or immediately prior to the Open of Business on such effective date” within the meaning of Section 5.05(a) or “outstanding immediately prior to the Close of Business on the Record Date” within the meaning of Section 5.05(b).

(B)                                With respect to an adjustment pursuant to this Section 5.05(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	FMV + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the Spin-Off;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for the Spin-Off;

FMV = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Closing Sale Price” as if references therein to Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0 = the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 5.05(c) shall be determined on the last day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off.  In respect of any conversion during the Valuation Period for any Spin-Off, references within this Section 5.05(c)(B) related to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-Off to, but excluding, the relevant Conversion Date.

(d)                                 If an Ex-Dividend Date occurs for a cash dividend or distribution to all or substantially all holders of the Common Stock (other than (i) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up and (ii) a regular cash dividend that does not exceed $0.03 per share per quarter (the “Dividend Threshold Amount”)), the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	SP0 – T
SP0 – C

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR = the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

T = the Dividend Threshold Amount; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Dividend Threshold Amount will be deemed to be zero; and

C = the amount in cash per share of Common Stock the Company pays, or distributes, to all or substantially all holders of the Common Stock.

The Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment to the Conversion Rate made under this Section 5.05(d).

Any increase made under this Section 5.05(d) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this Section 5.05(d) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR = CR0 ×	AC + (OS x SP)
OS0 x SP

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

CR = the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender or exchange offer); and

SP = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 5.05(e) shall be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Expiration Date but shall be given effect at the Open of Business on the Trading Day next succeeding the Expiration Date. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 5.05(e) to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f)                                    To the extent that the Company has a rights plan in effect upon conversion of the Notes, the Holders shall receive, in addition to the Common Stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s capital stock, evidences of indebtedness or other assets or property as described in Section 5.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g)                                 To the extent permitted by applicable law and applicable listing rules of The New York Stock Exchange and any other securities exchange on which the Company’s securities are then listed, (i) the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days so long as the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events. The Company must give at least 15 days’ prior notice of any such increase in the Conversion Rate.

(h)                                 Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share of Common Stock. Notwithstanding anything in this Section 5.05 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments (1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Rate or (2) regardless of whether the aggregate adjustment is less than 1%, (i) upon any required purchases of the Notes in connection with a Fundamental Change and (ii) upon any conversion of Notes.

(i)                                     Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices or the Stock Price over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, the Ex-Dividend Date, the Expiration Date or the Effective Date of the event occurs, at any time during the period from which such Closing Sale Prices or Stock Prices are to be calculated.

(j)                                     No adjustment to the Conversion Rate need be made for a given transaction if Holders of the Notes will be entitled to participate in that transaction, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes divided by $1,000 and multiplied by the Conversion Rate would be entitled to participate.

(k)                                  If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then (i) the Company will not adjust the Conversion Rate pursuant to the above provisions until the earliest of these triggering events occurs; and (ii) the Company will readjust the Conversion Rate to the extent any of these rights, options or warrants are not exercised before they expire.

(l)                                     If the Company adjusts the Conversion Rate pursuant to the above provisions, the Company shall deliver to the Conversion Agent a certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based. In addition, the Company shall issue a press release containing the relevant information (and make the press release available on its website).

Section 5.06                                Recapitalizations, Reclassifications and Changes to the Common Stock. In the event of:

(a)                                  any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(b)                                 a consolidation, merger, combination or binding share exchange involving the Company; or

(c)                                  a sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Company’s property and assets as an entirety or substantially as an entirety, in each case, in which holders of Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (“Reference Property”), the Company or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture, providing that, at and after the effective time of such transaction, Holders of each $1,000 principal amount of Notes will be entitled to convert their Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. The supplemental indenture shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under Section 5.05. If the Reference Property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such transaction, such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change as described in Section 3.02, as the Board of Directors reasonably considers necessary by reason of the foregoing. If the Notes become convertible into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information (and make the press release available on its website).

For purposes of the foregoing, the type and amount of consideration that holders of the Common Stock are entitled to in the case of recapitalizations, reclassifications, changes of the Common Stock, consolidations, mergers, combinations, binding share exchanges, sales, assignments, conveyances, transfers, leases or other dispositions that cause the Common Stock to be converted into or exchanged for the right to receive more than a single type of consideration because the holders of Common Stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The Company shall not become a party to any such transaction unless its terms are consistent with the foregoing.

If the Notes become convertible into Reference Property, the Company will adjust the Dividend Threshold Amount based on the number of shares of common stock comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property. If the Reference Property is composed solely of non-stock consideration, the Dividend Threshold Amount will be zero.

Section 5.07                                Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.

(a)                                  If a Holder elects to convert its Notes at any time from, and including, the Effective Date of a Make-Whole Adjustment Event to, and including, the Business Day immediately preceding the related Fundamental Change Purchase Date, or if a Make-Whole Adjustment Event does not also constitute a Fundamental Change, the 40th scheduled Trading Day immediately following the Effective Date of such Make-Whole Adjustment Event (the “Make-Whole Conversion Period”), the Conversion Rate will be increased by an additional number of shares of Common Stock (these shares being referred to as the “Additional Shares”) pursuant to Section 5.07(b) below. The Company will notify the Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of such Make-Whole Adjustment Event and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Make-Whole Adjustment Event (and make the press release available on its website). The Company will use its commercially reasonable efforts to give notice to Holders of the anticipated Effective Date for a Make-Whole Adjustment Event at least 30 scheduled Trading Days prior to the anticipated Effective Date.

(b)                                 The number of Additional Shares, if any, by which the Conversion Rate will be increased for conversions in connection with a Make-Whole Adjustment Event will be determined by reference to the table below, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and (1) the price paid per share of the Common Stock in the Change in Control in the case of a Make-Whole Adjustment Event described in clause (2) of the definition of “Change in Control,” in the event that the Common Stock is acquired for cash, or (2) the average of the Closing Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of such other Make-Whole Adjustment Event, in the case of any other Make-Whole Adjustment Event. The amount determined under the first or second clause of the preceding sentence, as applicable, is referred to as the “Stock Price.”

The Stock Prices set forth in the first row of the table below (i.e., column headers) and the number of Additional Shares in the table below will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 5.05. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and at the same time as the Conversion Rate pursuant to Section 5.05.

The following table sets forth the number of Additional Shares by which the Conversion Rate for each $1,000 principal amount of Notes shall be increased based on the Stock Price and the Effective Date:

	Stock Price
Effective Date	$22.48	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$120.00
May 16, 2012	13.2671	11.2861	7.9823	5.8718	4.4519	2.7382	1.7984	1.2373	0.8807	0.6427	0.4776	0.2730
May 15, 2013	13.2671	11.2200	7.7888	5.6246	4.1889	2.4920	1.5886	1.0645	0.7400	0.5286	0.3851	0.2118

	Stock Price
Effective Date	$22.48	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$120.00
May 15, 2014	13.2671	11.0630	7.4874	5.2701	3.8271	2.1708	1.3261	0.8559	0.5757	0.3994	0.2833	0.1480
May 15, 2015	13.2671	10.7718	7.0251	4.7572	3.3232	1.7500	1.0002	0.6097	0.3908	0.2603	0.1781	0.0871
May 15, 2016	13.2671	10.2994	6.3251	4.0098	2.6159	1.2041	0.6099	0.3365	0.1996	0.1254	0.0820	0.0370
May 15, 2017	13.2671	9.5212	5.1637	2.8149	1.5533	0.5049	0.1864	0.0797	0.0384	0.0190	0.0081	0.0008
May 15, 2018	13.2671	8.7832	2.1165	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(c)                                  The exact Stock Price and Effective Date may not be set forth in the table in Section 5.07(b), in which case if the Stock Price is:

(i)                                     between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)                                  in excess of $120.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate will not be increased; and

(iii)                               less than $22.48 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate will not be increased.

(d)                                 Notwithstanding anything herein to the contrary, the Company may not increase the Conversion Rate to more than 44.4839 shares per $1,000 principal amount of Notes, provided that the Company will adjust such number of shares for the same events for which the Company will adjust the Conversion Rate pursuant to Section 5.05.

Section 5.08                                Reserved Shares.  The Company shall at all times reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes (assuming, for such purposes, that at the time of computation of such number of shares, all such Notes would be converted by a single Holder). The shares of Common Stock due upon conversion of a global note shall be delivered by the Company in accordance with the Depositary’s customary practices.

All shares of Common Stock issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Notes and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed on the applicable Conversion Date.

Section 5.09                                Trustee Adjustment Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article Five should be made, how it should be made or what it should be.  The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of the Notes.  The Trustee shall not be responsible for making any calculations hereunder nor the Company’s failure to comply with this Article Five.  Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 5.09 as the Trustee.

ARTICLE SIX

GUARANTEE OF NOTES

Section 6.01                                Guarantee.

Subject to Section 6.08, each of the Subsidiary Guarantors hereby jointly and severally, absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter, at the time and place and in the manner provided for herein and in the Base Indenture) and performance of the Notes and all other amounts due from the Company under this Indenture to each Holder and to the Trustee (collectively with respect to each series of Notes, the “Guaranteed Obligations”).  Upon failure by the Company to pay punctually any such amount, each of the Subsidiary Guarantors agrees that it shall forthwith on demand pay to the Trustee for the benefit of the Holders of the Notes, the amount not so paid at the place and in the manner specified herein and in the Base Indenture.  This Article Six is a continuing guaranty of payment and not of collection.  Each of the Subsidiary Guarantors waives any right to require any of the Holders to sue the Company, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

The Subsidiary Guarantees with respect to a Note are not convertible and shall automatically terminate when that Note is converted into Common Stock.

Section 6.02                                Execution and Delivery of Guarantee.

To further evidence the Subsidiary Guarantee set forth in Section 6.01, each Subsidiary Guarantor hereby agrees to execute and deliver to the Trustee a Subsidiary Guarantee in substantially the form of Exhibit A hereto with respect to the Notes.  Such Subsidiary Guarantee shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of an officer of each Subsidiary Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate or equivalent organizational action.  The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.

Section 6.03                                Guarantee Unconditional.

Subject to Section 6.08, the obligations of each of the Subsidiary Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (1) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations; (2) any modification or amendment of or supplement hereto or to the Indenture; (3)  any change in the corporate existence, structure or ownership of the Company or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Company or any other guarantor of any of the Guaranteed Obligations; (4) the existence of any claim, setoff or other rights which the Subsidiary Guarantors may have at any time against the Company or any other guarantor of any of the Guaranteed Obligations, whether in connection herewith or any unrelated transactions; (5) any invalidity or unenforceability relating to or against the Company, or any other guarantor of any of the Guaranteed Obligations, for any reason related hereto or to the Indenture or any provision of applicable law or regulation purporting to prohibit the payment by the Company, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Company hereunder or under the Indenture; (6) any law, regulation or order of any jurisdiction, or any other event affecting any term of any Guaranteed Obligation or any Holder’s rights with respect thereto; or (7) any other act or omission to act or delay of any kind by the Company, any other Subsidiary Guarantor of the Guaranteed Obligations or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Subsidiary Guarantor’s obligations hereunder.

Section 6.04                                Discharge, Release and Reinstatement of Guarantee In Certain Circumstances.

(1)                                  Subject to Sections 6.04(2), each of the Subsidiary Guarantor’s obligations hereunder with respect to the Notes shall remain in full force and effect until all Guaranteed Obligations with respect to the Notes shall have been indefeasibly paid in full.  If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company or any other party hereunder or under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each of the Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

(2)                                  A Subsidiary Guarantor shall be automatically and unconditionally released from its Subsidiary Guarantee (i) if it no longer guarantees any other Publicly Traded Debt Securities (other than by reason of payment under any guarantee of any such Publicly Traded Debt Securities), (ii) if as a result of the sale or other disposition of its capital stock, it ceases to be a Subsidiary of the Company, (iii) upon a sale or other disposition of all or substantially all of its assets, or (iv) upon a merger or consolidation of a Subsidiary Guarantor with a Person other than the Company or another Subsidiary Guarantor.

The Trustee shall, at the sole cost and expense of the Company and upon receipt an Opinion of Counsel that the provisions of Sections 6.04(2) have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with Sections 6.04(2).  Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Company hereunder as provided in this Article Six.

Section 6.05                                Waivers.

Each of the Subsidiary Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other guarantor of any of the Guaranteed Obligations, or any other Person.

Section 6.06                                Subordination; Subrogation.

Each of the Subsidiary Guarantors hereby subordinates to the Guaranteed Obligations all Indebtedness or other liabilities of the Company or of any other Subsidiary Guarantor to such Subsidiary Guarantor.  Each of the Subsidiary Guarantors hereby further agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Company arising out of or by reason of this Article Six or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full.

Section 6.07                                Stay of Acceleration.

If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms hereof or the Indenture shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Holders.

Section 6.08                                Limitation on Obligations.

(1)                                  The provisions of this Article Six are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Article Six would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor’s liability under this Article Six, then, notwithstanding any other provision of this Article Six to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors or the Holders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor’s “Maximum Liability”).  This Section 6.08(1) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Holders to the maximum extent not subject to avoidance under applicable law, and neither the Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 6.08(1) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantors hereunder shall not be rendered voidable under applicable law.

(2)                                  Each of the Subsidiary Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Article Six or affecting the rights and remedies of the Holders hereunder.  Nothing in this Section 6.08(2) shall be construed to increase any Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

(3)                                  In the event any Subsidiary Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Article Six or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Article Six, each other Subsidiary Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Company after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Company after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this Section 6.08(3) shall affect any Subsidiary Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor’s Maximum Liability).  Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Article Six from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.  The provisions of this Section 6.08(3) are for the benefit of both the Holders and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 6.09                                Default and Enforcement.

If any Subsidiary Guarantor fails to pay in accordance with Section 6.01, the Trustee may proceed in its name as trustee hereunder in the enforcement of the guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the obligations.

Section 6.10                                Amendment, Etc.

No amendment, modification or waiver of any provision of this Supplemental Indenture relating to any Subsidiary Guarantor or consent to any departure by any Subsidiary Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Subsidiary Guarantor and the Trustee.

Section 6.11                                Acknowledgment.

Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Supplemental Indenture, the Base Indenture and the Notes and consents to and approves of the same.

Section 6.12                                Costs and Expenses.

Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees and disbursements) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Subsidiary Guarantee.

Section 6.13                                No Merger or Waiver; Cumulative Remedies.

No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Supplemental Indenture.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Subsidiary Guarantee and under this Supplemental Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 6.14                                Guarantee in Addition to Other Obligations.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Supplemental Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Supplemental Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

Section 6.15                                Severability.

Any provision of this Article Six which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Supplemental Indenture and this Article Six.

Section 6.16                                Successors and Assigns.

Each Subsidiary Guarantee shall be binding upon and inure to the benefit of each Subsidiary Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Subsidiary Guarantor may assign any of its obligations hereunder or thereunder.

Section 6.17                                Acknowledgement under the Trust Indenture Act.

Each Subsidiary Guarantor acknowledges that, by virtue of its Subsidiary Guarantee, it is becoming an “obligor” on indenture securities under the Trust Indenture Act.

ARTICLE SEVEN

EVENTS OF DEFAULT

Section 7.01                                Events of Default. The first paragraph of Section 501 of the Base Indenture is hereby replaced by the following:

Each of the following shall constitute an “Event of Default” under this Indenture:

(i)                                     the Company fails to pay the principal of any Note when due;

(ii)                                  the Company fails to deliver the Settlement Amount owing upon conversion of any Note within 5 calendar days;

(iii)                               the Company fails to pay any interest on any Note when due, and such failure continues for 30 calendar days;

(iv)                              the Company fails to pay the Fundamental Change Purchase Price of any Note when due;

(v)                                 the Company fails to provide timely notice of a Fundamental Change or a Make-Whole Adjustment Event in accordance with the terms of this Indenture;

(vi)                              the Company fails to perform any other covenant required of it in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i) through (v) above) and such failure continues for 60 calendar days after notice is given in accordance with this Indenture;

(vii)                           the occurrence of any event that results in the acceleration of any of the Company’s or its Subsidiaries’ Indebtedness, other than Non-Recourse Indebtedness, that has an outstanding principal amount of $10 million or more in the aggregate;

(viii)                        a default in the payment of any principal or interest in respect of any of the Company’s or its Subsidiaries’ Indebtedness, other than Non-Recourse Indebtedness, that has an outstanding principal amount of $20 million or more and the continuation of that default for ten Business Days from the date the principal or interest payment became due and payable, after giving effect to any applicable grace period provided for in the documents governing the Indebtedness;

(ix)                                the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under Bankruptcy Law, as now or hereafter constituted, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; and

(x)                                   the commencement by the Company of a voluntary case under the Bankruptcy Law, as now or hereafter constituted, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 7.02                                Acceleration.  The following paragraph shall replace the first paragraph of Section 502 of the Base Indenture:

If an Event of Default with respect to the Notes, other than an Event of Default pursuant to Section 7.01(ix) or (x), occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion) shall become immediately due and payable. If an Event of Default with respect to the Notes pursuant to Sections 7.01(ix) or (x) occurs, the principal amount of the Notes and accrued and unpaid interest, if any, shall automatically become immediately due and payable.

Section 7.03                                Additional Interest.  Notwithstanding anything else in this Indenture to the contrary, if the Company so elects, the sole remedy under the Indenture for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its reporting obligations to the Trustee and the Commission, pursuant to Section 10.01, will, for the 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.50% of the aggregate principal amount of the Notes (“Additional Interest”) to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived). Any such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. If the Event of Default is continuing on the 181st day after an Event of Default relating to a failure to comply with the reporting obligations described above first occurs, the Notes will be subject to acceleration as provided in Article Five of the Base Indenture and Article Seven of this Supplemental Indenture. The provisions of this Indenture described in this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Events of Default.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the Company’s failure to comply with the reporting obligations set forth in clauses (i) or (ii) of the immediately preceding paragraph, the Company must notify all Holders and the Trustee and Paying Agent of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice or pay Additional Interest, the Notes will be immediately subject to acceleration as provided above and in Section 502 of the Base Indenture and Section 7.02 of this Supplemental Indenture.

Section 7.04                                Suits.  The following shall be added to the end of Section 507 of the Base Indenture:

However, the limitations of Section 507 of the Base Indenture do not apply to a suit instituted by a Holder for the enforcement of payment of the principal of or interest on any Note on or after the applicable due date, the right to convert the Note or to receive the consideration due upon conversion or the right of a Beneficial Owner to exchange its beneficial interest in a global security representing Notes for a physical note if an Event of Default has occurred and is continuing, in each case, in accordance with this Indenture.

Section 7.05                                Waivers.  The following shall replace the first paragraph of Section 513 of the Base Indenture:

The Holders of not less than a majority of the aggregate principal amount of outstanding Notes may waive any default or Event of Default unless:

(i)                                     the Company fails to pay the principal of or any interest on any Note when due;

(ii)                                  the Company fails to deliver the consideration due upon conversion of any Note within the time period required by this Indenture; or

(iii)                               the Company fails to comply with any of the provisions of this Indenture the modification of which would require the consent of the Holder of each outstanding Note affected.

Section 7.06                                Notice of Default.  Section 602 of the Base Indenture shall be replaced with the following:

Within 90 days after the occurrence and continuation of any default under this Indenture with respect to the Notes that is known to the Trustee, the Trustee shall transmit to all Holders notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Note, or a default in the delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 7.01(iv), no such notice to Holders shall be given until at least 30 days after notice has been given to the Company.  For the purpose of this Section 7.06, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Payments of the Fundamental Change Purchase Price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

ARTICLE EIGHT

DISCHARGE

Section 8.01                                Discharge.

Section 401 of the Base Indenture is hereby replaced as follows:

This Supplemental Indenture shall upon Company Request cease to be of further effect  (except as to any surviving rights of registration of transfer or exchange of  the Notes expressly provided for, rights under Section 306 of the Base Indenture, and the right to receive payment pursuant to Section 402(a) of the Base Indenture), and the Trustee on Company Request, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when

(1)                                  either

(A)                              all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003 of the Base Indenture) have been delivered to the Trustee for cancellation; or

(B)                                all such Notes not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii), or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash and/or (in the case of conversion) shares of Common Stock sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity, at any Fundamental Change Purchase Date or otherwise or has satisfied the Company’s conversion obligations upon conversion (and determination of related Settlement Amounts), as the case may be; provided, however, in the event a petition for relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under this Supplemental Indenture with respect to such Notes shall not be deemed terminated or discharged;

(2)                                  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided or relating to the satisfaction and discharge of this Supplemental Indenture have been complied with.

Section 8.02                                No Defeasance.  Section 403 of the Base Indenture shall not apply to the Notes.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01                                Supplemental Indentures Without Consent of Holders.

Section 901 of the Base Indenture shall be replaced with the following:

Without the consent of any Holder, the Company, when authorized by a Board Resolution or Officers’ Certificate, the Subsidiary Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)                                     cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(ii)                                  provide for the assumption by a successor corporation of the Company’s obligations under this Indenture;

(iii)                               add Subsidiary Guarantees with respect to the Notes;

(iv)                              secure the Notes;

(v)                                 add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(vi)                              make any change that does not adversely affect the rights of any Holder;

(vii)                           comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(viii)                        conform the provisions of this Indenture to the “Description of Notes” section in the preliminary prospectus supplement dated May 10, 2012 relating to the offering of the Notes, as supplemented by the related pricing term sheet dated May 10, 2012.

Section 9.02                                Supplemental Indenture with Consent of Holder.

The first paragraph of Section 902 of the Base Indenture shall be replaced with the following:

With the consent of the Holders of a majority in principal amount of the outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution or Officers’ Certificate, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(i)                                     change the stated maturity of the principal of or any interest on the Notes;

(ii)                                  reduce the principal amount of or interest on the Notes;

(iii)                               reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(iv)                              change the currency of payment of principal of or interest on the Notes or change any Note’s place of payment;

(v)                                 impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;

(vi)                              modify the provisions with respect to the Fundamental Change Purchase Right of the Holders pursuant to Section 3.02 of this Indenture in a manner adverse to Holders of Notes;

(vii)                           change the ranking of the Notes;

(viii)                        adversely affect the right of Holders to convert Notes, or reduce the Conversion Rate; or

(ix)                                modify provisions with respect to modification, amendment or waiver (including waiver of Events of Default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Notes.

ARTICLE TEN

COVENANTS

Section 10.01                          Reports.

Section 704(1) of the Base Indenture is replaced with the following:

(1)                                  So long as any Notes are outstanding, the Company shall (i) file with the Commission within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders within 15 days after the date on which the Company would be required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports will be required to be furnished to the Trustee. Documents filed by the Company with the Commission via the EDGAR system will be deemed to have been furnished to the Trustee and the Holders as of the time such documents are filed via EDGAR; and

The following shall be added to the end of Section 704 of the Base Indenture:

(5)                                  Within 30 days after the occurrence thereof, the Company shall deliver to the Trustee written notice of any events that would constitute defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Section 10.02                          Future Subsidiaries.

The Company shall promptly secure the execution and delivery to the Trustee of a Subsidiary Guarantee in substantially the form of Exhibit A hereto with respect to the Notes, from each Subsidiary whether now existing or formed and organized after the date hereof, if such Subsidiary (a) is a Wholly Owned Subsidiary of the Company, (b) is included in the Homebuilding Segment and (c) guarantees any Publicly Traded Debt Securities of the Company,

or guarantees obligations of any other Subsidiary as a guarantor of any indebtedness of the Company; provided that a Subsidiary whose sole purpose is to serve as a joint venturer, partner, member or shareholder in a joint venture, partnership, limited liability company or corporation that includes one or more joint venturers, partners, members or shareholders that are not Affiliates of the Company shall not be required to deliver a Subsidiary Guarantee.  Each such Subsidiary that does not deliver a Subsidiary Guarantee on the date hereof shall execute and deliver a Subsidiary Guarantee in accordance with Section 6.02 within 30 days after it meets the criteria set forth in the preceding sentence and the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in the Base Indenture and this Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.  Thereafter, such Subsidiary shall (unless released in accordance with the terms hereof) be a Subsidiary Guarantor for all purposes hereof with respect to the Notes.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01                          Form of Notes.

The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit B, which form is hereby incorporated in and made a part of this Supplemental Indenture.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 11.02                          Ratification of Base Indenture.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 11.03                          Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 11.04                          Conflict with Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect.  If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 11.05                          Governing Law.

THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES OR THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  The Company and each of the Subsidiary Guarantors submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of their obligations under this Supplemental Indenture, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but neither the Company nor any of the Subsidiary Guarantors shall be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York).  The Company and each of the Subsidiary Guarantors agree that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

Section 11.06                          Successors.

All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors.  All agreements of the Subsidiary Guarantors in this Supplemental Indenture and in the Subsidiary Guarantee shall bind their successors.  All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 11.07                          Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.08                          Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.09                          Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.10                          Calculations in Respect of the Notes. The Company and its agents shall be responsible for making the calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, any adjustments to the Conversion Rate, the consideration deliverable in respect of any conversion and accrued interest payable on the Notes. The Company will make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder.

Section 11.11                          Notices. Except as otherwise provided in this Indenture, notice to registered Holders shall be given to the addresses as they appear in the Security Register. Notices shall be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on the Company’s behalf (and the Company will make any notice it is required to give to Holders available on its website).

Section 11.12                          No Personal Liability of Directors, Officers, Employees and Shareholders. No director, officer, employee, incorporator or shareholder of the Company will have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

THE RYLAND GROUP, INC.

By:	/s/ Gordon A. Milne
	Name:	Gordon A. Milne
	Title:	Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Alex Briffett
	Name:	John A. (Alex) Briffett
	Title:	Authorized Signatory

GUARANTORS:

MOORE’S ORCHARD, LLC (1)

RH BUILDERS OF INDIANA, INC. (2)

RH INVESTMENT OF INDIANA, INC. (2)

RH OF INDIANA, L.P. (3)

RH OF TEXAS LIMITED PARTNERSHIP (4)

RYLAND COMMUNITIES, INC. (2)

RYLAND HOMES INVESTMENT-TEXAS, INC. (2)

RYLAND HOMES NEVADA, LLC (5)

RYLAND HOMES OF TEXAS, INC. (2)

RYLAND HOMES OF ARIZONA, INC. (2)

RYLAND HOMES OF CALIFORNIA, INC. (2)

RYLAND ORGANIZATION COMPANY (2)

RYLAND VENTURES III, INC. (2)

THE REGENCY ORGANIZATION, INC. (2)

THE RYLAND CORPORATION (2)

(1)	By:	Ryland Ventures III, Inc.
Its: General Manager

		By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

(2)	By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

(3)	By:	RH Builders of Indiana, Inc.
Its: General Partner

		By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

(4)	By:	Ryland Homes of Texas, Inc.
Its: General Partner

		By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

(5)	By:	The Ryland Group, Inc.
Its: Sole Member

		By:	/s/ Timothy J. Geckle
Name: Timothy J. Geckle
Title: Secretary

EXHIBIT A

GUARANTEE

For value received, each of the undersigned hereby fully and unconditionally guarantees, on a senior and unsubordinated basis, as principal obligor and not only as a surety, to the Holders of the 1.625% Convertible Senior Notes due 2018 (the “Notes”) issued pursuant to the indenture dated as of June 28, 1996 (the “Base Indenture”) by and between The Ryland Group, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. f/k/a Chemical Bank), as trustee (the “Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of May 16, 2012, among the Company, the Guarantors named therein and the Trustee, as amended or supplemented (the “Supplemental Indenture”), cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, if lawful, and the payment or performance of all other obligations of the Company under the Supplemental Indenture, the Base Indenture or the Notes, to the Holders of Notes and the Trustee, all in accordance with and subject to the terms and limitations of the Notes, the Base Indenture, the Supplemental Indenture and this Guarantee.  This Guarantee will become effective in accordance with Article Six of the Supplemental Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Seventh Supplemental Indenture or the Base Indenture, as the case may be.

The obligations of each of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee are expressly set forth in Article Six of the Supplemental Indenture and reference is hereby made to the Supplemental Indenture for the precise terms of the provisions of the Supplemental Indenture and the Base Indenture to which this Guarantee relates.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Each of the Guarantors submit to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of their obligations under this Guarantee, and agree not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Guarantors shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York).  Each of the Guarantors agree that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

This Guarantee is subject to release upon the terms set forth in the Supplemental Indenture.

The undersigned acknowledges that this Guarantee is subject to the Trust Indenture Act and the undersigned agrees to discharge its duties under the Trust Indenture Act.

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

Dated:  May 16, 2012

GUARANTORS:

MOORE’S ORCHARD, LLC (1)

RH BUILDERS OF INDIANA, INC. (2)

RH INVESTMENT OF INDIANA, INC. (2)

RH OF INDIANA, L.P. (3)

RH OF TEXAS LIMITED PARTNERSHIP (4)

RYLAND COMMUNITIES, INC. (2)

RYLAND HOMES INVESTMENT-TEXAS, INC. (2)

RYLAND HOMES NEVADA, LLC (5)

RYLAND HOMES OF TEXAS, INC. (2)

RYLAND HOMES OF ARIZONA, INC. (2)

RYLAND HOMES OF CALIFORNIA, INC. (2)

RYLAND ORGANIZATION COMPANY (2)

RYLAND VENTURES III, INC. (2)

THE REGENCY ORGANIZATION, INC. (2)

THE RYLAND CORPORATION (2)

(1)	By:	Ryland Ventures III, Inc.
Its: General Manager

By:
Name: Timothy J. Geckle
Title: Secretary

(2)	By:
Name: Timothy J. Geckle
Title: Secretary

(3)	By:	RH Builders of Indiana, Inc.
Its: General Partner

By:
Name: Timothy J. Geckle
Title: Secretary

(4)	By:	Ryland Homes of Texas, Inc.
Its: General Partner

By:
Name: Timothy J. Geckle
Title: Secretary

(5)	By:	The Ryland Group, Inc.
Its: Sole Member

By:
Name: Timothy J. Geckle
Title: Secretary

EXHIBIT B

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO THE DEPOSITARY OR BY ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE RYLAND GROUP, INC.

1.625% Convertible Senior Notes due 2018

CUSIP 783764AQ6
ISIN US783764AQ64

No. R-1	$225,000,000

THE RYLAND GROUP, INC., a Maryland corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Twenty-Five Million Dollars on May 15, 2018, at the office or agency of the Company referred to below, and to pay interest thereon, accruing from May 16, 2012, on November 15, 2012 and semi-annually thereafter on May 15 and November 15 in each year, at the rate of 1.625% per annum until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of, and interest on, this Security will be made at the office appointed by the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May 16, 2012	THE RYLAND GROUP, INC.

By:
Gordon A. Milne
Executive Vice President and
Chief Financial Officer

Attest:

Timothy J. Geckle
Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. f/k/a as Chemical Bank), as Trustee

By:
Authorized Officer

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 28, 1996 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A. f/k/a as Chemical Bank), as Trustee, herein called the “Trustee” (which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The terms of this Security include the covenants and terms established by the Seventh Supplemental Indenture, dated as of May 16, 2012, among the Company, the Guarantors named therein and the Trustee, pursuant to the authority granted under the Indenture (such terms and covenants shall be referred to herein collectively with the terms and covenants set out in the Indenture that are applicable to the Securities of this series as the “Indenture Terms”).  Defined terms used herein that are not otherwise defined shall have the meanings given such terms in the Indenture Terms.  This Security is one of the series designated on the face hereof, in an aggregate principal amount of $225,000,000.  The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

The Securities are not redeemable at the option of the Company prior to maturity, no sinking fund is provided for the Securities and the Securities will not be subject to defeasance.

Subject to the Indenture Terms, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Purchase Date at a price payable in cash equal to the Fundamental Change Purchase Price.

The Securities shall be convertible into shares of Common Stock in accordance with Article Five of the Supplemental Indenture. To convert a Security, a Holder must satisfy the requirements of Section 5.04 of the Supplemental Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Upon conversion of a Security, the Holder thereof shall be entitled to receive shares of Common Stock payable upon conversion in accordance with Article Five of the Supplemental Indenture, at the Conversion Rate specified in the Supplemental Indenture, as adjusted from time to time as provided in the Supplemental Indenture.

No Holder will be entitled to receive shares of Common Stock upon conversion, and any purported delivery of shares of Common Stock upon conversion of Securities shall be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause such converting Holder to become an Acquiring Person, unless such converting Holder has received prior approval of the Board of Directors. If any delivery of shares of Common Stock owed to a Holder upon conversion of Securities is not made, in whole or in part, as a result of the Section 382 Limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares of Common Stock as promptly as practicable after such delivery would not result in such converting Holder being an Acquiring Person and such converting Holder gives notice thereof to the Company.

The following constitute Events of Default:  the Company fails to pay the principal of any Security when due; the Company fails to deliver the Settlement Amount owing upon conversion of any Security within 5 calendar days; the Company fails to pay any interest on any Security when due, and such failure continues for 30 calendar days; the Company fails to pay the Fundamental Change Purchase Price of any Security when due; the Company fails to provide timely notice of a Fundamental Change or a Make-Whole Adjustment Event in accordance with the terms of the Supplemental Indenture; the Company fails to perform any other covenant required of it in the Supplemental Indenture and such failure continues for 60 calendar days after notice is given in accordance with the Supplemental Indenture; the occurrence of any event that results in the acceleration of any of the Company’s or its Subsidiaries’ Indebtedness, other than Non-Recourse Indebtedness, that has an outstanding principal amount of $10 million or more in the aggregate; a default in the payment of any principal or interest in respect of any of the Company’s or its Subsidiaries’ Indebtedness, other than Non-Recourse Indebtedness, that has an outstanding principal amount of $20 million or more and the continuation of that default for ten Business Days from the date the principal or interest payment became due and payable, after giving effect to any applicable grace period provided for in the documents governing the Indebtedness; and certain events of bankruptcy, insolvency or reorganization as provided in the Indenture Terms.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of this series may declare the principal of all of the Securities of this series to be due and payable immediately.  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.  Subject to certain limitations, Holders of a majority in principal amount of the Securities of this series may direct the Trustee in its exercise of any trust or power conferred upon the Trustee with respect to such Securities.  The Trustee may withhold from Holders of the Securities of this series notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

The Supplemental Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding.  Without the consent of any Holder of Securities, the Indenture or the Securities may be amended to cure any ambiguity, omission, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder of Securities in any material respect.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holders of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture Terms and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

As provided in the Indenture Terms and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency appointed by the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000.00 and integral multiples of $1,000.00 in excess thereof.  As provided in the Indenture Terms and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture Terms or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder of Securities of this series by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities of this series.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture Terms or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

The Company will furnish to any Holder of the Securities of this series upon written request and without charge a copy of the Indenture.  Requests may be made to: The Ryland Group, Inc., 3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027, Attention: Treasurer.

FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed
by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

FORM OF REPURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Indenture, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on this Security)

Signature(s) guaranteed
by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)